UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PULMATRIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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99 Hayden Avenue

Suite 390

Lexington, Massachusetts 02421

(781) 357-2333

April 29, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Pulmatrix, Inc. to be held at 11:30 a.m., Eastern Time, on June 17, 2020, at our headquarters located at 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421.

We are distributing our proxy materials to certain stockholders via the Internet under the U.S. Securities and Exchange Commission (the “SEC”) “Notice and Access” rules. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about April 29, 2019, rather than a paper copy of the Proxy Statement, the proxy card and our 2019 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2019. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials. While as of the date of this Proxy Statement we are intending to hold the Annual Meeting in a physical format, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility, if necessary, that we change the location of the Annual Meeting to hold a hybrid or virtual meeting, which would allow for remote participation by stockholders at the Annual Meeting, as entry to the physical location of the Annual Meeting may be limited due to the requirements of applicable laws or orders restricting the size of public gatherings. If we take this step, we will announce the decision to do so as soon as practicable via a press release that will also be filed with the SEC as proxy material, as well as by posting details on our website at https://www.pulmatrix.com/. Please monitor our press releases and check our website regularly until the Annual Meeting for updated information.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to be present at the Annual Meeting, after receiving the Notice of Internet Availability please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting. On behalf of the Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting, or if the Annual Meeting is held in hybrid or virtual format, via remote communication.

Sincerely,

Teofilo Raad

Chief Executive Officer and President

PULMATRIX, INC.

99 Hayden Avenue

Suite 390

Lexington, Massachusetts 02421

(781) 357-2333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 17, 2020

While as of the date of the proxy statement accompanying this notice (the “Proxy Statement”) we are intending to hold the 2020 Annual Meeting of Stockholders of Pulmatrix, Inc. (the “Annual Meeting”) in a physical format, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility, if necessary, that we change the location of the Annual Meeting to hold a hybrid or virtual meeting, which would allow for remote participation by stockholders at the Annual Meeting, as entry to the physical location of the Annual Meeting may be limited due to the requirements of applicable laws or orders restricting the size of public gatherings. If we take this step, we will announce the decision to do so as soon as practicable via a press release that will also be filed with the U.S. Securities and Exchange Commission (the “SEC”) as proxy material, as well as by posting details on our website at https://www.pulmatrix.com/. Please monitor our press releases and check our website regularly until the Annual Meeting for updated information.

The Annual Meeting will be held on June 17, 2020, at 11:30 a.m. Eastern Time, at our headquarters located at 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of two directors to serve as Class III directors on our Board of Directors to serve until our 2023 Annual Meeting of Stockholders or until successors have been duly elected and qualified.

(2)	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2020 fiscal year.

(3)	Approval, on an advisory basis, of the compensation paid to our named executive officers.

(4)	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers.

(5)	Such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the Proxy Statement for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board of Directors recommends a vote “FOR” Proposals 1-3 and “FOR” the option of “every three years” for Proposal 4.

The Board of Directors has fixed the close of business on April 20, 2020, as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the ten (10) calendar days prior to and during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the Proxy Statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

Teofilo Raad

Chief Executive Officer and President

April 29, 2020

PULMATRIX, INC.

99 Hayden Avenue

Suite 390

Lexington, Massachusetts 02421

(781) 357-2333

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 17, 2020

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “Pulmatrix” refer to Pulmatrix, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of Pulmatrix, Inc. to be voted at the 2020 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on June 17, 2020, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated April 29, 2020 and are expected to be first sent or given to stockholders on or about April 29, 2020.

The executive offices of the Company are located at, and the mailing address of the Company is 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 17, 2020:

As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement, a form of the proxy card, and our Annual Report available to stockholders electronically via the Internet at the following website: www.proxydocs.com/PULM.

On or about April 29, 2020, we commenced mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also on or about April 29, 2020, we began mailing printed copies of the proxy materials to stockholders that previously requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 29, 2020, we began mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)

Election of two directors to serve as Class III directors on our Board of Directors to serve until our 2023 Annual Meeting of Stockholders or until successors have been duly elected and qualified (“Proposal 1”).

(2)	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2020 fiscal year (“Proposal 2”).

(3)	Approval, on an advisory basis, of the compensation paid to our named executive officers (“Proposal 3”).

(4)	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers (“Proposal 4”).

(5)	Such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, this Proxy Statement and the proxy card) or voting instruction card. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, a proxy card) for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts to ensure that all of your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 20, 2020 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 25,411,357 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on each matter to be acted upon at the Annual Meeting. Our Amended and Restated Certificate of Incorporation prohibits cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the Chairman of the meeting may adjourn the meeting from time to time to another place, if any, date or time.

What happens if a change to the Annual Meeting is necessary due to exigent circumstances?

While as of the date of this Proxy Statement we are intending to hold the Annual Meeting in a physical format, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility, if necessary, that we change the location of the Annual Meeting to hold a hybrid or virtual meeting, which would allow for remote participation by stockholders at the Annual Meeting, as entry to the physical location of the Annual Meeting may be limited due to the requirements of applicable laws or orders restricting the size of public gatherings. If we take this step, we will announce the decision to do so as soon as practicable via a press release that will also be filed with the SEC as proxy material, as well as by posting details on our website at https://www.pulmatrix.com/. Please monitor our press releases and check our website regularly until the Annual Meeting for updated information.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with VStock Transfer, LLC, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability has been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice of Internet Availability has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1, Proposal 3 or Proposal 4.

How do I vote my shares?

If you are a record holder, you may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you may choose one of the following methods to vote your shares:

•

Via Internet: as prompted by the menu found at www.proxypush.com/PULM, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on the bottom of the Notice of Internet Availability, when you access this voting site.

•

Via telephone: call 1-866-243-5096 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on the bottom of the Notice of Internet Availability, when you call.

•

Via mail: if you requested printed proxy materials as provided in the Notice of Internet Availability and would like to vote by mail, complete and sign the accompanying proxy card and return it in the postage-paid envelope provided. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Teofilo Raad and Michelle S. Siegert to serve as the proxies for the Annual Meeting.

Your proxy will be valid only if you complete and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” Proposals 1-3 and “FOR” the option of every three years for Proposal 4 as to which you provide no voting instructions in accordance with the Board’s recommendation. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Mediant Communications, Inc., the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.
Proposals 2-3:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.

Proposal 4:	You may vote to choose an advisory vote on executive compensation every one, two or three years or to abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” Proposals 1 through 3 and “FOR” the option of every three years for Proposal 4.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” Proposals 1 through 3 and “FOR” the option of every three years for Proposal 4.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal 1, Proposal 3 and Proposal 4, but will be able to vote those shares with respect to Proposal 2. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•

Giving written notice of revocation to the Company addressed to Michelle S. Siegert, VP, Finance, at the Company’s address above, which notice must be received before 5:00 p.m., Eastern Time, on June 16, 2020.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the director nominees, i.e., the two director nominees who receive the most votes will be elected. Assuming the presence of a quorum, approval of Proposal 2 and Proposal 3 will require the affirmative vote of a majority of the votes cast for or against the proposal. For Proposal 4, the number of years (1, 2 or 3) that receives the highest number of votes will be deemed to be preferred by our stockholders. Please note that the vote on Proposal 3 and Proposal 4 are non-binding advisory votes.

How are abstentions and broker non-votes treated?

Any stockholder who is present at the Annual Meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. If you hold your shares in “street name” and you do not instruct your bank, broker or other nominee how to vote, your shares will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting but may constitute broker non-votes, resulting in no votes being cast on your behalf with respect to certain proposals. See “What is a broker non-vote?”

An abstention or failure to instruct your broker how to vote with respect to Proposal 1 will not be counted as an affirmative or negative vote in the election of directors and will have no effect on the outcome of the vote with respect to Proposal 1. An abstention or broker non-vote with respect to Proposal 2 through 4 will likewise not be counted as an affirmative or negative vote against the proposal and will have no effect on the outcome of the vote on such proposals. Failure to instruct your broker how to vote with respect to Proposal 1, Proposal 3 and Proposal 4 will have no effect on the outcome of the vote because broker non-votes are not considered shares entitled to vote. However, if you do not give your broker specific instructions on how to vote your shares with respect to Proposal 2, your broker may vote your shares at its discretion.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the Notice of Internet Access, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results in a current report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact our VP, Finance, Michelle S. Siegert, at 781-357-2333.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently composed of six individuals divided into three classes, equal in number, with the term of office of one class expiring each year. Following the resignation of our former director Matthew L. Sherman, M.D. from the Board, effective January 31, 2020, we had three directors in Class I (with a term of office expiring in 2021), one director in Class II (with a term of office expiring in 2022), and two directors in Class III (with a term of office expiring this year). Effective as of April 22, 2020, the Board completed a process to reclassify the members of the Board so that each class would have an equal size. To effect this change, Richard Batycky, Ph.D. resigned as a Class I director and was immediately reappointed to the Board as a Class II director by the remaining members of the Board. Dr. Batycky’s resignation and reappointment were effected solely to maintain the size of each class as nearly equal in number as possible, and his service on the Board is deemed to have continued uninterrupted without any break in service.

In addition, following the resignation of Mr. Sherman, effective January 31, 2020, there was a vacancy on the Board. Effective as of April 22, 2020, in an effort to reduce costs, we have determined not to fill his position and instead reduce the size of the board to six directors. Accordingly, this year, the Board has nominated two nominees for re-election as Class III directors, Michael J. Higgins and Mark Iwicki, whose term will expire at the Annual Meeting.

The class and current term of each director is as follows.

Class and Term Expiration	Directors	Age
Class III	Michael J. Higgins	57
(2020)	Mark Iwicki	53

Class I	Steven Gillis, Ph.D.	66
(2021)	Amit. D. Munshi	52

Class II	Teofilo Raad	50
(2022)	Richard Batycky, Ph.D.	52

At the Annual Meeting, our stockholders will consider and vote upon the re-election of Michael J. Higgins and Mark Iwicki (collectively, the “Company Nominees”) to serve as Class III directors. If re-elected, these Company Nominees will serve for a three-year term that will expire at our 2023 annual meeting of stockholders. Our Board believes that all of our current directors, including the two nominees for election, possess personal and professional integrity, good judgment, a high level of ability and business acumen.

If a quorum is present, the Company Nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes have no effect on the vote. The two Company Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve.

The biographies of the Company Nominees for Class III (for terms expiring in 2023) are as follows:

Michael J. Higgins. Mr. Higgins was appointed Chairman of the Board on April 21, 2020. He has been a director of our Company since his appointment effective June 15, 2015, and was previously a director of Pulmatrix Operating from March 2015 until June 15, 2015. Mr. Higgins is currently the Chief Executive Officer of Kindex Pharmaceuticals. He is the chairman of the board of Viyager Therapeutics and a board member at Genocea Biosciences, Camp4 Therapeutics and Sea Pharmaceuticals. Mr. Higgins served as senior vice president, chief operating officer and chief financial officer of Ironwood Pharmaceuticals Inc. At Ironwood Pharmaceuticals Inc., Mr. Higgins led its finance, operations and strategy efforts from 2003 to 2014, through its initial public offering and the launch of its first commercial product. Prior to 2003, Mr. Higgins spent seven (7) years and held a variety of senior business positions at Genzyme Corporation, including vice president of corporate finance and vice president of business development. Prior to joining Genzyme Corporation, Mr. Higgins led Procept, Inc.’s financial team from founding through its initial public offering. Mr. Higgins earned a B.S. from Cornell University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Mark Iwicki. Mr. Iwicki has served as director of our Company since his appointment in December 2015 most recently as Chairman of the Board. Mr. Iwicki currently serves as Chairman of the Board of directors and Chief Executive Officer of Kala Pharmaceuticals. Prior to joining Kala, he was President and Chief Executive Officer of Civitas Therapeutics, Inc., which was acquired by Acorda Therapeutics, Inc. in October 2014. Prior to joining Civitas, he served as president and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was president and Chief Executive Officer of Sunovion Pharmaceuticals Inc. (formerly Sepracor Inc.), or Sunovion. Mr. Iwicki was at Sepracor/Sunovion from October 2007 to June 2012. Prior to joining Sepracor Inc., Mr. Iwicki was at Novartis Pharmaceuticals Corporation from March 1998 to October 2007, where he was vice president and business unit head. Before that, he held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our Board, Mr. Iwicki is currently a director at Kala Pharmaceuticals, Merus, Aimmune Therapeutics, Nimbus Therapeutics, Akero Therapeutics, and Oxeia Biopharmaceuticals. He previously served on the boards of Civitas, Sunovion, Blend and Taris Biomedical, all privately held companies. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki’s more than 25 years of experience as a biopharmaceutical industry leader, managing all stages of drug development and commercialization in multiple therapeutic areas, qualifies him to serve as a member of the Board.

The biographies for the Class I directors (for terms that expiring in 2021) are as follows:

Steven Gillis, Ph.D. Dr. Gillis has been a director of our Company since his appointment effective June 15, 2015. Dr. Gillis was previously a director of Pulmatrix Operating Company Inc., previously known as “Pulmatrix Inc.” (“Pulmatrix Operating”) from October 2009 until the date of the merger of Ruthigen Merger Corp., a wholly owned subsidiary of the Company with and into Pulmatrix Operating, with Pulmatrix Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company. Since 2005, Dr. Gillis has been a managing director at ARCH Venture Fund, a venture capital firm. From 1994 to 2005, Dr. Gillis served as Chief Executive Officer and Chairman of the board of directors of Corixa Corporation, which he co-founded in October 1994. Previously, Dr. Gillis served as a director, head of research and development, Chief Scientific Officer and acting Chief Executive Officer of Immunex Corporation, which he co-founded in

1981. As a former director and chairman of Trubion Pharmaceuticals, Inc., Dr. Gillis led its acquisition by Emergent BioSolutions in the fall of 2010. Dr. Gillis currently serves as a director of Takeda Pharmaceutical Company and Homology Medicines, Inc. and serves as director and chairman of VBI Vaccines, Inc. Dr. Gillis received his B.A. in Biology and English from Williams College and his Ph.D. in Biological Science from Dartmouth College. We believe that Dr. Gillis’s experience in the venture capital industry, particularly with biotechnology and pharmaceutical companies, qualifies him to serve as a member of the Board.

Amit D. Munshi. Mr. Munshi was appointed to serve as a director of our Company in June 2017. He is currently the president and Chief Executive Officer and a director of Arena Pharmaceuticals, Inc. Previously, Mr. Munshi served as President and Chief Executive Officer and as a director of Epirus Biopharmaceuticals, Inc. from July 2014 to May 2016, and before that served as president and Chief Executive Officer and as a director of Percivia LLC, a biotechnology company (sold to Johnson & Johnson). Prior to Epirus and Percivia, Mr. Munshi was a co-founder and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc., from 2005 to 2010 (sold to Allergan plc) and held multiple leadership positions at Amgen Inc. from 1997 to 2005, including general manager, Nephrology Europe. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University. Mr. Munshi currently serves on the boards of OneBioPharma, Inc. and Enterprise Therapeutics Ltd, and also serves as an advisor and lecturer at the Peter F. Drucker School of Management at the Claremont Graduate School. We believe that Mr. Munshi’s more than 28 years of global biopharmaceutical industry experience in executive management, business development, product development and portfolio management qualify him to serve as a member of the Board.

The biographies of the directors for the Class II directors (for terms expiring in 2022) are as follows:

Teofilo Raad. Mr. Raad became a director of our Company and our Chief Executive Officer in May 2019. Mr. Raad served as our Chief Business Officer since May 2017 and led our commercial and business development efforts. He has more than 20 years of commercial health care and life science leadership experience and most recently served as Chief Commercial Officer at Option Care, where he helped separate the specialty home infusion business unit from Walgreens to create the nation’s largest independent home infusion provider. Prior to that, he was a business unit head at Sunovion with overall responsibility for CNS and respiratory products, including assets in asthma and COPD. During his time at Sunovion, Mr. Raad led multiple products through clinical development to commercialization and implemented new strategic alliances in the United States and Japan. Earlier in his career he also gained direct launch experience with Sporanox, Janssen’s oral itraconazole product to treat fungal infections, and brings that experience to the Pulmatrix programs. Mr. Raad holds a BS in Business Administration from University of Colorado at Boulder and an MBA from Thunderbird Global School of Global Management. We believe that Mr. Raad brings to the Board his extensive business experience running the commercial operations of biopharmaceutical companies.

Richard Batycky, Ph.D. Dr. Batycky was appointed to serve as a director of our Company in November 2019. He is currently the president and Chief Executive Officer of Nocion Therapeutics, Inc. Dr. Batycky has over two decades of experience with biotech start-ups from founding to acquisition across an array of platforms and disease states with significant expertise in inhaled drug development. From 2009 to 2014, he was the Chief Scientific Officer and a founder of Civitas Therapeutics, which was acquired by Acorda. At Acorda, he served as Chief Technology Officer from 2014 to 2018 to where he led its novel dry powder inhalation therapy to treat motor issues in Parkinson’s patients through to FDA approval as Inbrija™. Prior to that he was Chief Scientific Officer and Senior VP of R&D at Pulmatrix and held prior positions at Alkermes and Advanced Inhalation Research. Dr. Batycky received his B.Sc. in Chemical Engineering from the University of Calgary and his S.M. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology (MIT). We believe that Dr. Batycky’s significant experience in inhaled drug development in biotechnology companies qualifies him to serve as a member of the Board.

Required Vote and Board Recommendation

If a quorum is present and voting, the two Company Nominees receiving the highest number of votes will be elected as directors. If you hold your shares in your own name and abstain from voting on the election of directors, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for the two Company Nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board recommends that you vote “FOR” all Company Nominees.

CORPORATE GOVERNANCE

Pulmatrix, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Corporate Conduct and Ethics and Whistleblower Policy

We have adopted a Code of Corporate Conduct and Ethics and Whistleblower Policy that applies to all of our associates, as well as each of our directors and certain persons performing services for us. The Code of Corporate Conduct and Ethics and Whistleblower Policy addresses, among other things, competition and fair dealing, conflicts of interest, protection and proper use of Company assets, government relations, compliance with laws, rules and regulations and the process for reporting violations of the Code of Corporate Conduct and Ethics and Whistleblower Policy, employee misconduct, improper conflicts of interest or other violations. Our Code of Corporate Conduct and Ethics and Whistleblower Policy is available on our website at www.pulmatrix.com in the “Corporate Governance” section found under the “Investors” tab. We intend to disclose any amendments to, or waivers from, our Code of Corporate Conduct and Ethics and Whistleblower Policy at the same website address provided above.

Board Composition

Our Amended and Restated Certificate of Incorporation and our Restated Bylaws (“Bylaws”) provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. Effective as of April 22, 2020, the size of our Board has been fixed to six directors. Subject to any rights applicable to any then outstanding shares of preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. Our Board is classified into three classes, with the term of office of one class expiring each year. The term of Class III directors expires at this Annual Meeting, the term of Class I directors expires at the Company’s annual meeting of stockholders to be held in 2021, and the term of office of Class II directors expires at the Company’s annual meeting of stockholders to be held in 2022. Stockholders vote to elect directors of the class with a term then expiring each year at our annual meeting.

Following the resignation of our former director Matthew L. Sherman, M.D. from the Board, effective January 31, 2020, we had three directors in Class I (with a term of office expiring in 2021), one director in Class II (with a term of office expiring in 2022), and two directors in Class III (with a term of office expiring this year). Effective as of April 22, 2020, the Board completed a process to reclassify the members of the Board so that each class would have an equal size. To effect this change, Richard Batycky, Ph.D. resigned as a Class I director and was immediately reappointed to the Board as a Class II director by the remaining members of the

Board. Dr. Batycky’s resignation and reappointment were effected solely to maintain the size of each class as nearly equal in number as possible, and his service on the Board is deemed to have continued uninterrupted without any break in service.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence

We are currently listed on the NASDAQ Capital Market and therefore rely on the definition of independence set forth in the NASDAQ Listing Rules (“NASDAQ Rules”). Under the NASDAQ Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, we have determined that Dr. Batycky, Dr. Gillis, Mr. Iwicki, Mr. Higgins, and Mr. Munshi and have no material relationships with us that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in the NASDAQ Listing Rules.

Board Committees, Meetings and Attendance

During 2019, the Board held six meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve, and each annual meeting of stockholders, either in person or by teleconference. During 2019, each director attended at least seventy-five percent (75%) of the total number of meetings held by the Board and Board committees of which such director was a member. Four of the six directors attended our 2019 annual meeting of stockholders.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Committee assignments are re-evaluated annually. Each of these committees operates under a charter that has been approved by our Board. The current charter of each of these committees is available on our website at www.pulmatrix.com in the “Corporate Governance” section under “Investors.”

As of April 29, 2020, the following table sets forth the membership of each of the Board committees listed above.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Teofilo Raad
Richard Batycky, Ph.D.	Member	Member
Steven Gillis, Ph.D.		Chairman
Michael J. Higgins*	Chairman		Member
Mark Iwicki		Member	Member
Amit D. Munshi	Member		Chairman

*	Chairman of the Board of Directors

Audit Committee

Our Audit Committee is responsible for, among other matters:

•	approving and retaining the independent auditors to conduct the annual audit of our financial statements;

•	reviewing the proposed scope and results of the audit;

•	reviewing and pre-approving audit and non-audit fees and services;

•	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

•	reviewing and approving transactions between us and our directors, officers and affiliates;

•	recognizing and preventing prohibited non-audit services;

•	establishing procedures for complaints received by us regarding accounting matters;

•	overseeing internal audit functions, if any; and

•	preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Audit Committee is composed of Michael J. Higgins (chairman), Richard Batycky, Ph.D. and Amit D. Munshi. Prior to the resignation of Terrance G. McGuire from the Board, effective September 6, 2019, our Audit Committee was comprised of Mr. Higgins (chairman), Mr. McGuire and Mr. Munshi. Our Board has determined that Mr. Higgins, Dr. Batycky and Mr. Munshi are, and Mr. McGuire, during his time of service on the Audit Committee, was, independent in accordance with NASDAQ Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also reviewed the education, experience and other qualifications of each member of the Audit Committee. Based upon that review, our Board has determined that Michael J. Higgins qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. The Audit Committee met four times during 2019.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

•	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administering our stock incentive plans; and

•	preparing the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Compensation Committee is composed of Steven Gillis (chairman), Mark Iwicki and Richard Batycky, Ph.D. Prior to the resignation of Matthey L. Sherman from the Board, effective January 31, 2020, our Compensation Committee was comprised of Dr. Gillis (chairman), Mr. Iwicki and Dr. Sherman. Our Board has determined that Dr. Gillis, Mr. Iwicki and Dr. Batycky are, and Dr. Sherman, during his time of service on the Compensation Committee, was independent in accordance with NASDAQ Rules. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee met one time during 2019. We did not engage any consultants in determining or recommending the amount or form of executive and director compensation during 2019.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters:

•	evaluating the current composition, organization and governance of the Board and its committees, and making recommendations for changes thereto;

•	reviewing each director and nominee annually;

•	determining desired Board member skills and attributes and conducting searches for prospective members accordingly;

•

evaluating nominees, and making recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, proposal of the slate of directors for election to the Board, and the termination of membership of individual directors in accordance with the Board’s governance principles;

•	overseeing the process of succession planning for the chief executive officer and, as warranted, other senior officers of the Company;

•	developing, adopting and overseeing the implementation of a code of business conduct and ethics; and

•	administering the annual Board performance evaluation process.

Our Nominating and Corporate Governance Committee is composed of Amit D. Munshi (chairman), Michael Higgins and Mark Iwicki. Prior to the resignation of Mr. McGuire from the Board, effective September 6, 2019, our Nominating and Corporate Governance Committee was comprised of Mr. McGuire (chairman), Mr. Higgins and Mr. Iwicki. The Nominating and Corporate Governance Committee met one time during 2019.

Director Nominations

Our Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2019.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to our Secretary at our corporate offices at 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and diversity of our Board;

•	our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

•	balancing continuity of our Board with periodic injection of fresh perspectives provided by new Board members.

Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and our relative standing in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and principal executive officer are filled by two separate individuals. Mr. Iwicki currently serves as our Chairman of the Board, and Mr. Raad currently serves as our principal executive officer. Prior to Mr. Raad’s appointment as the principal executive officer in May 2019, Dr. Clarke served as our principal executive officer. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks. Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, as part of its oversight of our Company’s executive compensation program, the Compensation Committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The Compensation Committee has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Secretary, Pulmatrix, Inc., 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421. Our Secretary will review and forward correspondence to the appropriate person or persons.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board or any group or committee of directors, our Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board may consider approving a process for review, organization and screening of the correspondence by our Secretary or another appropriate person.

Family Relationships

There are no family relationships amongst our directors and executive officers, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a member of our Board during 2019, other than Mr. Raad, our current chief executive officer and director, and Dr. Clarke, our former chief executive officer and director who resigned from all positions effective as of May 16, 2019. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period.

Director Compensation Table

2019

Name	Fees earned or paid in cash ($)	Option awards(1) ($)		Total ($)
Richard Batycky, Ph.D(2)	6,667	—		6,667
Steven Gillis, Ph.D	37,000	10,530	(3)	47,530
Michael J. Higgins	50,000	10,530	(4)	60,530
Mark Iwicki	68,000	10,530	(5)	78,530
Terrance G. McGuire(6)	32,280	10,530	(7)	42,810
Amit D. Munshi	40,167	10,530	(8)	50,697
Matthew L. Sherman, M.D(9)	33,912	10,530	(10)	44,442

(1)

In accordance with SEC rules, this column reflects the aggregate fair value of option awards granted during the fiscal year ended December 31, 2019, computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for share-based compensation transactions.

(2)	Dr. Batycky joined the Board on November 1, 2019. As of December 31, 2019, Dr. Batycky did not have any outstanding options.
(3)	As of December 31, 2019, Dr. Gillis had outstanding options representing the right to purchase 30,602 shares of our common stock.
(4)	As of December 31, 2019, Mr. Higgins had outstanding options representing the right to purchase 32,484 shares of our common stock
(5)	As of December 31, 2019, Mr. Iwicki had outstanding options representing the right to purchase 38,289 shares of our common stock.
(6)	Mr. McGuire resigned from the Board and all committees on September 6, 2019.
(7)	As of December 31, 2019, Mr. McGuire had no outstanding options. Prior to December 31, 2019, all vested options expired according to their terms.
(8)	As of December 31, 2019, Mr. Munshi had outstanding options representing the right to purchase 28,280 shares of our common stock.
(9)	Dr. Sherman resigned from the Board on January 31, 2020.
(10)	As of December 31, 2019, Dr. Sherman had outstanding options representing the right to purchase 28,720 shares of our common stock.

We have entered into a director’s agreement with each of our non-employee directors. In 2019, under these agreements, non-employee directors were paid cash compensation payable in four quarterly payments as set forth in the table below.

Annual Retainer
Board of Directors:
All Non-Employee Members	$30,000
Chairperson	$60,000
Audit Committee:
Members	$7,000
Chairperson	$15,000
Compensation Committee:
Members	$3,000
Chairperson	$7,000
Nominating and Corporate Governance Committee:
Members	$5,000
Chairperson	$10,000

The agreements also provide that such directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the attendance of board meetings.

During 2019, we issued stock options to non-employee members of our Board with an exercise price equal to the fair market value of our common stock on the date of grant. Each of Messrs. Higgins, Iwicki, McGuire, Munshi and Drs. Gillis and Sherman received an option to purchase 15,000 shares of the Company’s common stock at an exercise price of $1.06 per share, which was the closing price on May 16, 2019.

For all stock options issued to non-employee members of our Board on June 16 and 24, 2015 and on May 16, 2019, 2.08333% of the options vest in 48 equal installments on a monthly basis. For the grants made on December 8, 2015, February 3, 2016, March 20, 2017 and June 13, 2017, the options vest as to 25% of the underlying shares on the first anniversary of the date of grant, and the options vest as to the remaining shares in 36 equal monthly installments thereafter. For the grants made on June 5, 2018, the options vest as to 25% on the grant date and the remaining options vest in 36 equal monthly installments thereafter.

In connection with his appoinment as the chairman of the Board, on April 21, 2020, Mr. Higgins received an option grant to purchase 15,000 shares of common stock at $1.28 per share.

We did not pay any compensation or award any stock options to Mr. Raad for his service as a director for the year ended December 31, 2019. Mr. Raad was appointed as our chief executive officer and director, effective as of May 16, 2019.

We did not pay any compensation or award any stock options to Dr. Clarke, our former chief executive officer and director who resigned from all positions effective as of May 16, 2019, for his service as a director for the year ended December 31, 2018.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2020 by (i) each person known to us to beneficially own five percent (5%) or more of our common stock, (ii) each director and Named Executive Officer (as defined below) and (iii) all of our directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them and have an address of c/o Pulmatrix Inc., 99 Hayden Avenue, Suite 390, Lexington, MA 02421, unless otherwise noted. Percentage of ownership is based on 25,411,357 shares of common stock issued and outstanding as of April 20, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty (60) days of April 20, 2020 by that stockholder are deemed outstanding.

Name	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding(1)	Beneficially Owned as a result of stock ownership(1)	Beneficially Owned as a result of stock option ownership(1)	Beneficially Owned as a result of warrant ownership(1)
Named Executive Officers and Directors
Richard Batycky, Ph.D.	909	*	492	417	—
Robert W. Clarke, Ph.D.(2)	—	—	—	—	—
William E. Duke, Jr.(3)	—	—	—	—	—
Steven Gillis, Ph.D.(4)	556,853	2.17%	343,646	18,456	194,751
Michael J. Higgins	20,650	*	—	20,650	—
Mark Iwicki	86,767	*	30,700	25,367	30,700
Amit D. Munshi	16,008	*	—	16,008	—
Teofilo Raad	377,225	1.46%	—	377,225	—
Michelle S. Siegert	52,453	*	1,186	51,267	—
All directors and executive officers as a group of seven persons	1,110,865	4.25%	376,024	509,390	225,451
5% Stockholders
Intracoastal Capital, LLC(5)	2,687,306	9.99%	1,196,889	—	1,490,417
CVI Investments, Inc.(6)	1,350,000	5.31%	1,350,000	—	—

*	Less than 1%.
(1)

Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon the exercise of stock options and warrants that will become exercisable as of April 20, 2020 or will become exercisable within sixty (60) days of April 20, 2020.

(2)	Dr. Clarke served as our Chief Executive Officer and director until his resignation from such positions on May 16, 2019.
(3)	Mr. Duke served as our Chief Financial Officer until his resignation on November 22, 2019.
(4)

Includes the following shares which are also reported on this table as being beneficially owned by ARCH Venture Fund VII, L.P. (ARCH Venture Fund VII): (i) 343,646 shares of Pulmatrix common stock and (ii) 194,751 shares of Pulmatrix common stock issuable upon the exercise of warrants within 60 days of April 20, 2020. The sole general partner of ARCH Venture Fund VII is ARCH Venture Partners VII, L.P. (“ARCH Partners VII”). The sole general partner of ARCH Partners VII is ARCH Venture Partners VII, LLC (“ARCH VII LLC”). ARCH Partners VII and ARCH VII LLC disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein. Each of the Managing Directors of ARCH VII LLC, Robert T. Nelsen, Keith Crandell and Clinton Bybee, may be deemed to have voting and dispositive power over the shares and may be deemed to beneficially own shares held by ARCH Venture Fund VII. Dr. Gillis owns an interest in ARCH Venture Fund VII but does not have voting or investment control over the shares held by ARCH Venture Fund VII. Each of Robert T. Nelsen, Keith Crandell, Clinton Bybee and Dr. Gillis disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein, and this disclosure shall not be deemed an admission that Robert T. Nelsen, Keith Crandell, Clinton Bybee or Dr. Gillis are the beneficial owners of such securities.

(5)

This information is based on the information reported on the Schedule 13G filed on February 11, 2020 by Intracoastal Capital LLC (“Intracoastal”). Intracoastal’s beneficial ownership of Pulmatrix common stock is comprised of (i) 1,196,889 shares of Common Stock, (ii) 1,111,111 shares of Common Stock issuable upon an exercise of a warrant within 60 days of April 20, 2020 held by Intracoastal, (iii) 62,000 shares of

Common Stock issuable upon an exercise of a second warrant within 60 days of April 20, 2020 held by Intracoastal and (iv) 317,306 shares of Common Stock that may be purchased by Intracoastal upon exercise of a third warrant within 60 days of April 20, 2020 held by Intracoastal.

The address for Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, Florida 33483.

(6)	This information is based on the information reported on the Schedule 13G filed on April 24, 2020 by CVI Investments, Inc.

The address for CVI Investments, Inc. is P.O. Box 309, Ugland House, Grand Cayman E9 KY1-1104.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons are governed by our Code of Corporate Conduct and Ethics and Whistleblower Policy, which applies to all of our associates, as well as each of our directors and certain persons performing services for us. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions. Waiver of the policies set forth in this code will only be permitted when circumstances warrant. Such waivers for directors and executive officers, or that provide a benefit to a director or executive officer, may be made only by our Board, as a whole, or the Audit Committee and must be promptly disclosed as required by applicable law or regulation. Absent such a review and approval process in conformity with the applicable guidelines relating to the particular transaction under consideration, such arrangements are not permitted. All related party transactions for which disclosure is required to be provided herein were approved in accordance with our Code of Corporate Conduct and Ethics and Whistleblower Policy.

On April 3, 2018, we completed an underwritten public offering for a total of (i) 1,566,000 common units, with each common unit being comprised of one share of our common stock, one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock, and (ii) 784,000 pre-funded units, with each pre-funded unit being comprised of one Pre-funded Warrant to purchase one share of common stock, one Series A Warrant and one Series B Warrant. The offering price to the public was $6.50 per common unit and $6.40 per pre-funded unit. The Series A Warrants included in the common units and the pre-funded units were immediately exercisable at a price of $6.50 per share of common stock, subject to adjustment in certain circumstances, and expired six months from the date of issuance. The Series B Warrants included in the common units and the pre-funded units are immediately exercisable at a price of $7.50 per share of common stock, subject to adjustment in certain circumstances, and will expire five years from the date of issuance. The pre-funded units were issued and sold to purchasers whose purchase of units in the offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of the offering, if the purchaser so chooses in lieu of common units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or at the election of the purchaser, 9.99%). Each Pre-Funded Warrant contained in a pre-funded unit is exercisable for one share of our common stock at an exercise price of $0.10 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The purchasers in the offering included the following related persons:

(1)	Mark Iwicki, the chairman of our board of directors, purchased 30,700 units, for a purchase price of $199,550.

(2)

Polaris Venture Partners V, L.P. (“PVP V”), PVPEF V, PVPFF V, PVPSFF V, PVP IV and PVPEF IV purchased 76,999, 1,501, 528, 770, 34,556 and 648 common units, respectively, for an aggregate purchase price of $747,500. At the time of the underwritten public offering, Polaris funds beneficial owned more than 5% of our common stock. Mr. McGuire, our former director, was one of the managing members of each of PVM IV and PVM V.

(3)

ARCH Venture Fund VII purchased 115,000 common units for an aggregate purchase price of $747,500. At the time of the underwritten public offering, ARCH Venture Fund VII beneficial owned more than 5% of our common stock. Dr. Gillis, our director, owns an interest in ARCH Venture Fund VII.

During 2019, there were no transactions with related persons. As of April 29, 2020, there are no proposed transactions with related persons.

EXECUTIVE COMPENSATION

Say on Pay Votes

Prior to December 31, 2019, the Company qualified as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As a result, we were permitted to, and relied on exemptions, from certain disclosure requirements under the JOBS Act that are applicable to other companies that are not emerging growth companies. Accordingly, we were not required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” compensation advisory votes pursuant to Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), prior to December 31, 2019. Effective December 31, 2019, we no longer qualified as an “emerging growth company” under the JOBS Act and are required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency”  compensation advisory votes, beginning with the 2020 Annual Meeting.

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of April 29, 2020:

Name	Age	Position with the Company
Teofilo Raad	50	Chief Executive Officer and Director
Michelle S. Siegert.	59	Vice President, Finance

Please see biography of Mr. Raad on page 9 of this Proxy Statement.

Michelle S. Siegert. Ms. Siegert has served as the Vice President, Finance since November 2019. She is responsible for the corporate finance function and is the principal finance and accounting officer for Pulmatrix. Since Ms. Siegert joined the company in 2010, she has progressed through numerous roles of increasing responsibility, most recently as Vice President, Corporate Controller. She began her finance career at W.R. Grace & Co. and has completed more than 25 years of financial, transactional, and operational experience in both private and public companies. Ms. Siegert holds a Bachelor of Arts degree in Management with a concentration in Accounting from Simmons University.

The following table sets forth the names and positions of: (i) each person who served as our principal executive officer during the year ended December 31, 2019; (ii) our most highly compensated executive officer, other than our principal executive officer, who was serving as an executive officer, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 31, 2019, with compensation of $100,000 or more, and (iii) an additional individual for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as our executive officer at December 31, 2019 (collectively our “Named Executive Officers”):

Name	Position
Teofilo Raad	President, Chief Executive Officer, Director (appointed as of May 16, 2019), former Chief Business Officer
Michelle S. Siegert	Vice President, Finance
Robert W. Clarke, Ph.D.	Former President, Chief Executive Officer, Director (resigned as of May 16, 2019)
William Duke, Jr.	Former Chief Financial Officer (resigned as of November 22, 2019)

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal year ended December 31, 2019 and the fiscal year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Teofilo Raad(3)	2019	411,318		182,250	223,677	6,122	(4)	823,367
(Chief Executive Officer; Former Chief Business Officer)	2018	345,135		121,396	234,904	6,022	(5)	707,457
Michelle S. Siegert(6)	2019	220,181		76,500	17,549	6,122	(4)	320,352
(Vice President, Finance)	2018	213,929		52,500	57,943	6,022	(5)	330,404
Robert W. Clarke, Ph.D(7)	2019	176,597	(8)	32,885	—	310,895	(9)	520,377
(Former Chief Executive Officer)	2018	434,074		176,516	634,012	6,022	(5)	1,250,624
William Duke, Jr.(10)	2019	347,354	(11)	—	111,838	6,079	(12)	465,271
(Former Chief Financial Officer)	2018	338,226		120,874	269,455	6,022	(5)	734,577

(1)	Represents incentive compensation payments earned.
(2)

In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for share-based compensation transactions. The assumptions made in the valuation of the share-based payments are contained in Note 11 to our consolidated financial statements for the fiscal year ended December 31, 2019 in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	Began to serve as chief executive officer on May 16, 2019. Served as chief business officer from May 1, 2017 to May 15, 2019.
(4)	Represents Company 401(k) plan contributions of $5,600 and payment made by the Company for life, AD&D and LTD premiums in the amount of $522.
(5)	Represents Company 401(k) plan contributions of $5,500 and payment made by the Company for life, AD&D and LTD premiums in the amount of $522.
(6)	Began to serve as vice president, finance on November 16, 2019.
(7)	Resigned as of May 16, 2019.
(8)	Dr. Clarke’s salary includes $11,112 paid in lieu of accrued but unused vacation, through the date of resignation.
(9)	Represents severance payments of $275,807, health insurance premiums of $29,270, Company 401(K) plan contributions of $5,600 and AD&D and LTD premiums of $218.
(10)	Resigned as of November 22, 2019.
(11)	Mr. Duke’s salary includes $14,854 paid in lieu of accrued but unused vacation, through the date of resignation.
(12)	Represents Company 401(k) plan contributions of $5,600 and payment made by the Company for life, AD&D and LTD premiums in the amount of $479.

Narrative Disclosure to Summary Compensation Table

Executive Employment Agreements

We have entered into executive employment agreements with each of our Named Executive Officers. The executive employment agreements provide for “at will” employment and set forth the terms and conditions of employment, including annual base salary, discretionary bonus opportunities, benefits and eligibility to participate in our employee benefit plans and programs. As a condition of their employment, our Named Executive Officers were each required to execute our standard proprietary information, inventions and non-competition agreement. The material terms of these executive employment agreements are summarized below.

Retirement Plans

As part of our overall compensation program, we provide all full-time employees, including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee pre-tax contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer up to 100 percent of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees.

Employee Benefits and Perquisites

During their employment, Dr. Clarke and Mr. Duke were, and Mr. Read and Ms. Siegert are, eligible to participate in our health and welfare plans, including medical and dental benefits, short-term and long-term disability insurance, and life insurance.

No Tax Gross-Ups

We do not make gross-up payments to cover our executives’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Mr. Raad

On May 16, 2019, the Board appointed Mr. Raad to serve as chief executive officer and a Class II director. On June 28, 2019, we and Mr. Raad entered into an amended and restated employment agreement (the “Raad Agreement”), with Mr. Raad to serve as our president and chief executive officer. Mr. Raad’s employment with us is “at-will,” and the Raad Agreement does not include a specified term. As consideration for his services as chief executive officer, the Raad Agreement provided that Mr. Raad would receive (i) an annual base salary of $450,000 and (ii) a target annual cash bonus equal to 45% of his base salary. Both Mr. Raad’s salary and bonus are subject to review and adjustment by the Board or an appropriate committee thereof. The actual bonus amount is based on both our and individual performance during the year. Effective as of January 1, 2020, Mr. Raad’s base salary was increased to $463,500 and the target annual cash bonus was increased to 50% of the base salary.

We initially agreed in the Raad Agreement to grant Mr. Raad an option to purchase 136,628 shares of our common stock, subject to the terms and conditions of the Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”) and our standard form of stock option agreement, as soon as practicable upon execution of the Raad Agreement. On January 9, 2020, after taking into consideration the results of a compensation survey, the Compensation Committee of the Board made various compensation adjustments, which included a grant to Mr. Raad, in lieu of the option to purchase 136,628 shares of our commons stock, of (i) an option to purchase 471,460 shares, of which 68,754 optioned shares were fully vested and exercisable as of January 9, 2020, and the remaining optioned shares to vest and become exercisable in 41 equal monthly installments on the 16th day of each of the 41 calendar months following January 2020, and (ii) an option to purchase 781,800 shares of common stock, 1/48th of the optioned shares to vest and become exercisable on each of the 48 monthly anniversaries of January 9, 2020.

Prior to Mr. Raad’s appointment as the chief executive officer, Mr. Raad served as our chief business officer pursuant to an employment agreement, dated April 28, 2017, which provided for a base salary of $340,000 and a target annual performance bonus equal to 35% of his base salary. The bonus amount was to be determined by the Board or an appropriate committee thereof in its sole discretion.

Termination Benefits

Pursuant to the Raad Agreement, if Mr. Raad’s employment is terminated (i) by us without cause or (ii) by Mr. Raad for good reason, then the Company must pay Mr. Raad, in addition to any then-accrued and unpaid obligations owed to him, (a) twelve (12) months of his then-current base salary, (b) a pro-rated bonus in an amount equal to the target annual performance bonus to which Mr. Raad may have been entitled for the year in which the termination occurs, (c) a separation bonus equal to one hundred percent (100%) of the target annual performance bonus to which Mr. Raad may have been entitled for the year in which the termination occurs, and (d) up to twelve (12) months of COBRA health insurance premiums at the Company’s then-normal rate of contribution. In addition, all unvested equity awards held by Mr. Raad that would have vested during the twelve (12) months following the termination date will immediately vest and become exercisable. If Mr. Raad’s employment is terminated (i) by the Company without cause or (ii) by Mr. Raad for good reason, within twelve (12) months following a change in control, then Mr. Raad shall be entitled to receive, in addition to any then-accrued and unpaid obligations owed to him, (a) a lump sum payment equal to eighteen (18) months of his then-current base salary, (b) a pro-rated bonus in an amount equal to the target annual performance bonus to which Mr. Raad may have been entitled for the year in which the termination occurs, (c) a separation bonus equal to one hundred percent (100%) of the target annual performance bonus to which Mr. Raad may have been entitled for the year in which the termination occurs, and (d) up to twelve (12) months of COBRA health insurance premiums at the Company’s then-normal rate of contribution. In addition, in that case, all unvested equity awards will immediately vest and become exercisable. Receipt of Mr. Raad’s severance and other termination benefits is subject to his execution of a release of claims and his compliance with the restrictive covenants contained in his agreements with the Company.

Under Mr. Raad’s employment agreement, “good reason” is defined as (i) relocation of Mr. Raad’s principal business location to a location more than fifty (50) miles from his then-current business location; (ii) a material diminution in Mr. Raad’s duties, authority, responsibilities, or reporting lines in a manner whereby Mr. Raad no longer reports to the Board; or (iii) a material reduction in Mr. Raad’s base salary; provided that (A) Mr. Raad provides the Company with written notice that he intends to terminate his employment for good reason within thirty (30) days of such circumstance occurring, (B) if such circumstance is capable of being cured, the Company has failed to cure such circumstance within a period of thirty (30) days from the date of such written notice, and (C) Mr. Raad terminates his employment within sixty five (65) days from the date that good reason first occurs.

Michelle S. Siegert

On November 13, 2019, the Board appointed Ms. Siegert to serve as vice president, finance, and as the principal accounting officer and the principal financial officer of the Company, effective as of November 16, 2019. Ms. Siegert’s employment with us is “at-will” with no specified term, subject to an offer letter dated November 7, 2019 (the “Offer Letter”). As consideration for her services as vice president, finance, the Offer Letter provided that Ms. Siegert would receive (i) an annual base salary of $240,000 and (ii) a target annual cash bonus equal to 25% of her base salary, to be determined by the chief executive officer at his or her sole discretion. Both Ms. Siegert’s salary and bonus are subject to review and adjustment by the Board or an appropriate committee thereof. The actual bonus amount is based on both our and individual performance during the year. Effective as of January 1, 2020, Ms. Siegert’s base salary was increased to $277,200 and the target annual cash bonus was increased to 30% of the base salary.

Termination Benefits

In the event that a change of control occurs and within a period of one (1) year following the change of control, if Ms. Siegert’s employment is terminated other than for cause, or if Ms. Siegert terminates her employment for good reason, Ms. Siegert would receive a lump sum amount equal to six (6) months of her base salary, and all equity awards outstanding shall become fully vested as of the date of termination.

Dr. Clarke

On May 16, 2019, Dr. Clarke resigned from his positions as chief executive officer and director of the Company, effective immediately, and the Company and Dr. Clarke entered into a General Release and Severance Agreement with Dr. Clarke (the “Separation Agreement”). Upon effectiveness, the Separation Agreement automatically terminated Dr. Clarke’s employment agreement, dated June 15, 2015, pursuant to which Dr. Clarke served as our president and chief executive officer. Dr. Clarke’s employment with us was “at-will,” and the agreement did not include a specified term. Pursuant to the employment agreement, both Dr. Clarke’s salary and bonus were subject to review and adjustment by the Board or an appropriate committee thereof. The actual bonus amount was to be based on both the Company and individual performance during the year.

Termination Benefits pursuant to the Employment Agreement

Dr. Clarke’s employment agreement provided that if Dr. Clarke’s employment were terminated (i) by the Company without cause or (ii) by Dr. Clarke for good reason, then the Company must pay Dr. Clarke, in addition to any then-accrued and unpaid obligations owed to him, (x) twelve (12) months of his then-current base salary, (y) fifty percent (50%) of a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Company’s Board, or a committee thereof, and (z) up to twelve (12) months of COBRA health insurance premiums at the Company’s then-normal rate of contribution. In addition, all unvested equity awards held by Dr. Clarke that would have vested during the twenty-four (24) months following the termination date would immediately vest and become exercisable. If Dr. Clarke’s employment were terminated (i) by the Company without cause or (ii) by Dr. Clarke for good reason, within twelve (12) months following a change in control, then Dr. Clarke would have been entitled to receive, in addition to any then-accrued and unpaid obligations owed to him, (x) a lump sum payment equal to twelve (12) months of his then-current base salary and a pro rata portion of the target bonus for the year in which the termination occurs, and (y) up to twelve (12) months of COBRA health insurance premiums at the Company’s then-normal rate of contribution. In addition, in that case, all unvested equity awards would immediately vest and become exercisable. Receipt of Dr. Clarke’s severance and other termination benefits was subject to his execution of a release of claims and his compliance with the restrictive covenants contained in his agreements with the Company.

Under Dr. Clarke’s employment agreement, “good reason” was defined as (i) relocation of Dr. Clarke’s principal business location to a location more than fifty (50) miles from his then-current business location; (ii) a material diminution in Dr. Clarke’s duties, authority or responsibilities; or (iii) a material reduction in Dr. Clarke’s base salary; provided that (A) Dr. Clarke provides the Company with written notice that he intends to terminate his employment for good reason within thirty (30) days of such circumstance occurring, (B) if such circumstance is capable of being cured, the Company has failed to cure such circumstance within a period of thirty (30) days from the date of such written notice, and (C) Dr. Clarke terminates his employment within sixty five (65) days from the date that good reason first occurs.

Dr. Clarke’s Resignation and General Release and Severance Agreement

Pursuant to the Separation Agreement, dated May 16, 2019, Dr. Clarke agreed to provide certain transition services to the Company for a period of 90 days following the date of his resignation. Pursuant to the Separation Agreement, Dr. Clarke is entitled to receive (i) a target annual performance bonus for 2018 equal to $176,516, less applicable taxes and other withholdings, payable on the Company’s first regular pay date following May 24, 2019, (ii) severance pay of $441,291, less applicable taxes and other withholdings, for 12 months, payable in equal installments in accordance with the normal payroll policies of the Company, with the first installment being paid on the Company’s first regular pay date following May 24, 2019, (iii) a separation bonus equal to $32,885, less applicable taxes and other withholdings, to be paid on the Company’s first regular pay date following May 24, 2019, (iv) certain medical insurance coverage for a period of 12 months or until Dr. Clarke begins employment with another employer and (v) the full vesting of any and all outstanding equity awards that would have vested during the 24-month period following Mr. Clarke’s resignation, with the exception of the Second Option (as defined in the Dr. Clarke’s employment agreement).

The Separation Agreement also provides for certain customary covenants regarding confidentiality and non-disparagement. Pursuant to the Separation Agreement, Dr. Clarke agreed to a general release of claims in favor of the Company. Upon effectiveness of the Separation Agreement, Dr. Clarke’s employment agreement was automatically terminated; provided, however, that certain customary noncompete and nonsolicitation provisions will remain in full force and effect.

Mr. Duke

On November 22, 2019, Mr. Duke resigned as chief financial officer of the Company. Mr. Duke’s employment agreement, dated June 24, 2015, pursuant to which Mr. Duke served as our chief financial officer, was terminated effective November 22, 2019. Mr. Duke’s employment with us was “at-will,” and the agreement did not include a specified term. Both Mr. Duke’s salary and bonus were subject to review and adjustment by the Board or an appropriate committee thereof. The actual bonus amount was based on both the Company and individual performance during the year.

Mr. Duke’s employment agreement provided that if Mr. Duke’s employment were terminated (i) by the Company without cause or (ii) by Mr. Duke for good reason, then the Company must pay Mr. Duke, in addition to any then-accrued and unpaid obligations owed to him, (x) nine (9) months of his then-current base salary, (y) seventy-five percent (75%) of a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Company’s Board, or a committee thereof, and (z) up to nine (9) months of COBRA health insurance premiums at the Company’s then-normal rate of contribution. In addition, all unvested equity awards held by Mr. Duke that would have vested during the nine (9) months following the termination date would immediately vest and become exercisable.

Upon termination of Mr. Duke’s employment, effective November 22, 2019, in accordance with his employment agreement, Mr. Duke received $14,854 paid in lieu of accrued but unused vacation, through the date of resignation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards that have been previously awarded to each of our Named Executive Officers and which remain outstanding as of December 31, 2019:

Outstanding Equity Awards at Fiscal Year End Table

2019

Option Awards

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Teofilo Raad	21,350	(2)	11,701	—	27.00	05/01/2027
	46,317	(3)	27,784	—	4.68	06/05/2028
	46,659	(4)	273,341	—	1.06	05/16/2029
Michelle S. Siegert	119	(1)	—	—	22.10	09/20/2021
	445	(1)	—	—	20.30	06/08/2022
	315	(1)	—	—	18.80	10/11/2023
	1,087	(1)	—	—	118.00	06/16/2025
	160	(1)	—	—	110.00	06/24/2025
	1,500	(1)	—	—	59.10	08/13/2025
	1,266	(2)	54	—	28.00	02/03/2026
	459	(2)	201	—	27.80	03/20/2027
	11,315	(3)	6,785	—	4.68	06/05/2028
	3,645	(4)	21,355	—	1.06	05/16/2029
William Duke, Jr.(5)	22,523	(1)	—	—	110.00	02/20/2020
	14,083	(1)	—	—	28.00	02/20/2020
	5,007	(1)	—	—	27.80	02/20/2020
	51,357	(1)	—	—	4.68	02/20/2020
	19,997	(1)	—	—	1.06	02/20/2020

(1)	Fully vested.
(2)

Each of these options vests over a four (4) year period, with twenty-five percent (25%) vesting on the first anniversary of the date of grant and 2.083% vesting each month thereafter for a total of thirty-six (36) months.

(3)	Each of these options vests over a three (3) year period, with twenty-five percent (25%) vesting on the grant date and 2.083% vesting each month thereafter for a total of thirty-six (36) months.
(4)	Each of these options vests over a four (4) year period, with 2.083% vesting on each monthly anniversary subsequent to the date of grant for a total of forty-eight (48) months.
(5)	Mr. Duke resigned as of November 22, 2019.

Dr. Clarke resigned as of May 16, 2019. Pursuant to the Separate Agreement, any and all outstanding equity awards that would have vested during the 24-month period following Dr. Clarke’s resignation were fully vested, with the exception of the June 5, 2018 option to purchase 4,190 shares of common stock at $4.68 per share, which expired according to the terms of the Separation Agreement. As of December 31, 2019, Dr. Clarke did not have any outstanding equity awards.

Incentive Plans

We sponsor the Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan, or the Incentive Plan. The Incentive Plan was amended and restated as of June 15, 2015 to, among other things, (i) increase the number of shares of our common stock authorized under the plan, (ii) comply with the requirements imposed by Section 162(m) of the Code, and (iii) provide an increase in the number of shares of our common stock available for issuance under the Incentive Plan’s “evergreen” provision. Under the Incentive Plan, the Company initially reserved a total of 345,055 shares of common stock of the Company for issuance pursuant to awards. The Incentive Plan included an “evergreen” provision whereby the number of shares reserved for issuance under the Incentive Plan would automatically increase on January 1st of each year, starting on January 1, 2016 and continuing through January 2, 2023, by the lesser of (i) 90,360 shares of common stock; (ii) 5% of the number of outstanding shares of common stock on such date; or (iii) an amount determined by the Board (the “Original Evergreen Provision”). As a result of the Original Evergreen Provision, effective January 1, 2017, 74,252 shares of common stock were added to the total number of shares of common stock reserved for issuance under the Incentive Plan, and effective January 1, 2018, 90,360 shares of common stock were added to the total number of shares of common stock reserved for issuance under the Incentive Plan.

At the 2018 annual meeting of stockholders held on June 5, 2018, the Company’s stockholders approved amendments to the Incentive Plan to (i) increase the number of shares of common stock authorized to be issued as awards under the Incentive Plan by 740,333 to a total of 1,250,000 shares and (ii) modify the Original Evergreen Provision by removing the cap on the number of shares that may be reserved for issuance as awards under the Incentive Plan, so that on January 1st of each year, commencing on January 1, 2019, the number of shares reserved for issuance under the Incentive Plan would automatically increase by 5% of the number of outstanding shares of common stock on such date (the “Revised Evergreen Provision”).

Pursuant to the Revised Evergreen Provision, on January 1, 2019, 246,637 shares of common stock were added to the total number of shares of common stock reserved for issuance as awards under the Incentive Plan, so that 1,496,637 shares of common stock were available for issuance pursuant to awards under the Incentive Plan.

Effective as of March 11, 2019, the Board further amended the Incentive Plan to remove the annual share award limit in any fiscal year, which was previously a requirement to avoid certain negative tax consequences to the Company (which are described in the Million Dollar Deduction Limit and Other Tax Matters section below) on compensation paid to certain individuals in excess of $1,000,000 that constituted qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

At the 2019 annual meeting of stockholders held on September 6, 2019, the Company’s stockholders approved the amendment to the Incentive Plan to increase the total number of shares of common stock authorized for issuance under such plan from 1,496,637 to 4,060,000 shares. The Board had determined that, if the amendment were approved, for the 2020 calendar year, no additional shares will be reserved pursuant to the Revised Evergreen Provision.

As of December 31, 2019, the Incentive Plan provided for the grant of up to 4,060,000 shares of our common stock, of which 3,121,545 shares remained available for future grant. As of April 20, 2020, 1,028,568 shares were available for future issuance. The Incentive Plan will expire by its terms ten (10) years from the earlier of the date of its adoption by our Board and its approval by our stockholders.

Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan

Purpose. The purpose of the Incentive Plan is to provide an incentive for certain key employees, consultants, and directors of the Company and its affiliates to remain in the service of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and its affiliates, and to aid the Company in attracting able persons to enter the service of the Company and its affiliates. The Incentive Plan authorizes the issuance of stock grants (including “restricted stock”), stock options (including “incentive stock options” and “non-qualified stock options”), and grants of equity awards or other equity-based awards (including “restricted stock units” and “stock appreciation rights”).

Effective Date and Expiration. The Incentive Plan was adopted by the Board of Directors on June 10, 2015 and approved by the Company’s stockholders on June 12, 2015. The Incentive Plan will terminate on June 10, 2025. The Incentive Plan may be terminated at an earlier date by vote of the stockholders of the Company or the Board of Directors; provided, however, that any such earlier termination shall not affect any awards issued prior to the effective date of such termination. No award may be made under the Incentive Plan after its termination date, but awards made prior thereto may extend beyond that date.

Share Authorization. Subject to certain adjustments, as of January 1, 2020, the total number of shares of the Company’s common stock that have been reserved and may be issued pursuant to awards under the Incentive Plan is 4,060,000 shares. On January 1st of each year, the number of shares reserved for issuance under the Incentive Plan will automatically increase by 5% of the number of outstanding shares of common stock on such date pursuant to its Revised Evergreen Provision. Shares to be issued may be made available from authorized but unissued shares of common stock, shares of common stock held by the Company in its treasury, or shares of common stock purchased by the Company on the open market or otherwise. During the term of the Incentive Plan, the Company will at all times reserve and keep enough shares available to satisfy the requirements of the Incentive Plan.

Administration. The administrator of the Incentive Plan (the “Administrator”) will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a committee of the Board of Directors, which members shall be non-employee directors as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has designated the Compensation Committee of the Board of Directors as the Administrator. The Administrator will administer the Incentive Plan and may take appropriate actions with respect to the administration of the Incentive Plan, including, without limitation, determining the persons to whom awards are to be made, determining the type, size and terms of awards, amending any term or condition of any outstanding awards, interpreting the Incentive Plan, establishing and revising rules and regulations relating to the Incentive Plan and making any other determinations that it believes necessary for the administration of the Incentive Plan.

Eligibility. Employees (including any employee who is also a director or an officer), consultants, and directors of the Company or its affiliates whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the Incentive Plan. The Administrator shall, in its sole discretion, select the employees, consultants, and directors who will participate in the Incentive Plan. As of April 20, 2020, the Company (including its affiliates) had approximately 22 employees and 6 directors who would be eligible for awards under the Incentive Plan.

Financial Effect of Awards. The Company will receive no monetary consideration for the issuance of stock grant awards under the Incentive Plan, unless otherwise provided when granting such awards. The Company will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of stock appreciation rights.

Stock Options. The Administrator may grant either incentive stock options qualifying under Section 422 of the Code or non-qualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an exercise price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price shall be at least 110% of the fair market value of a common share on the date of grant. The Administrator will determine the terms of each stock option at the time of grant. The maximum term of each option, the times at which each option will be exercisable, the vesting terms, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Administrator, except that the Administrator may not grant stock options with a term exceeding 10 years.

A stock option (or any part or installment thereof) may be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate purchase price for the shares of common stock as to which such option is being exercised, and upon compliance with any other condition(s) set forth in the applicable option agreement. Such written notice shall be signed by the person exercising the stock option (which signature may be provided electronically), shall state the number of shares of common stock with respect to which the stock option is being exercised and shall contain any representation required by the Incentive Plan or the option agreement. Payment of the exercise price for the shares of common stock as to which such option is being exercised shall be made (a) in United States dollars in cash or by check; (b) at the discretion of the Administrator, through delivery of shares of common stock held for at least six months (if required to avoid negative accounting treatment) having a fair market value equal as of the date of the exercise to the aggregate cash exercise price for the number of shares of common stock as to which the option is being exercised; (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the option, a number of shares having a fair market value equal as of the date of exercise to the aggregate exercise price for the number of shares of common stock as to which the Option is being exercised; (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Administrator; (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above; or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an incentive stock option as is permitted by Section 422 of the Code.

Stock Appreciation Rights. The Administrator is authorized to grant stock appreciation rights (“SARs”). A SAR is the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the exercise price. The exercise price may be equal to or greater than the fair market value of a share of common stock on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Administrator will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which the value will be delivered to participants (whether made in shares, in cash or in a combination of both). The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Administrator, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Stock Grants. The Administrator is authorized to issue stock grant awards. Stock grants may consist of shares of restricted stock that are subject to substantial risk of forfeiture and that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of by the participant, and that may be forfeited in the event of certain terminations of employment or service prior to the end of the restriction period specified by the Administrator. The Administrator determines the eligible participants to whom, and the time or times at which, grants of stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of Performance Goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Restricted Stock Units. The Administrator is authorized to grant restricted stock units. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. The Administrator determines the eligible participants to whom, and the time or times at which, grants of restricted stock units will be made, the number of units to be granted, the price to be paid, if any, the time or times within which the units covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of Performance Goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the Administrator.

Other Stock-Based Awards. The Administrator may grant other forms of awards payable in cash or shares of common stock if the Administrator determines that such other form of award is consistent with the purpose and restrictions of the Incentive Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Awards. The Administrator may grant performance awards that are earned or payable at the end of a specified performance period, upon achieving pre-established Performance Goals (as discussed below) by the end of the performance period. The Administrator will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Incentive Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. With respect to a performance award, if the Administrator determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Administrator deems satisfactory, the Administrator may modify the performance measures or objectives and/or the performance period.

“Performance Goals” means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; (xiii) operational objectives, consisting of one or more objectives based on achieving progress in research and development programs or achieving regulatory milestones related to development and or approval of products; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share of one or more products or customers, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of a relative measure against a set of identified peer group companies, attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or an affiliate of the Company, or a division or strategic business unit of the Company, all as determined by the Administrator. The Performance Goals may include a threshold, target and maximum level of performance. The Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Vesting of Awards. Except as otherwise provided below, the Administrator, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Incentive Plan.

Forfeiture of Awards; Termination of Service. The Administrator may impose on any award, such additional terms and conditions as the Administrator determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Administrator will specify in an award agreement the circumstances under which awards may be forfeited in the event of a termination of service by a participant. If the Administrator does not specify the treatment of an award in the event of a termination of service in the award agreement, such award will be subject to forfeiture and/or termination in accordance with the default provisions governing such award as set forth in Sections 14 through 22 of the Incentive Plan.

Assignment. Awards granted to a participant shall not be transferable by the participant other than (i) by will or by the laws of descent and distribution or (ii) as otherwise approved by the Administrator and set forth in the applicable award agreement, provided that no award may be transferred by a participant for value. The designation of a beneficiary of an award by a participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a prohibited transfer. Except as provided above, an award shall only be exercisable or may only be accepted, during the participant’s lifetime, by such participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any award or of any rights granted thereunder contrary to the provisions of the Incentive Plan, or the levy of any attachment or similar process upon any award or of any rights granted thereunder, shall be null and void.

Adjustments. In the event that any dividend or other distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, exchange of shares or other securities of the Company, sale of substantially all of the assets of the Company, or other similar corporate transaction, the Administrator or the Board of Directors, shall have the authority to make equitable adjustments to outstanding awards to preserve the fair value of such awards, in accordance with the terms of the Incentive Plan. Any adjustments made in accordance with the Incentive Plan shall be conclusive and binding.

Amendment of the Incentive Plan or Awards. The Incentive Plan may be amended by the stockholders of the Company. The Incentive Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding awards granted under the Incentive Plan or awards to be granted under the Incentive Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), or to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding award granted, or awards to be granted, under the Incentive Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of the Incentive Plan shall not, without the consent of a participant, adversely affect his or her rights under an award previously granted to him or her. With the consent of the participant affected, the Administrator may amend outstanding award agreements in a manner which may be adverse to the participant but which is not inconsistent with the Incentive Plan.

No Repricing of Stock Options. Subject to the “Adjustments” discussed above, the Administrator may not without stockholder approval reduce the exercise price of a stock option or cancel any outstanding stock option in exchange for a replacement option having a lower exercise price, any other award or for cash. In addition, the Administrator may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of common stock are listed, including any other action that is treated as a repricing under generally accepted accounting principles.

Clawback. Notwithstanding anything to the contrary contained in the Incentive Plan, the Company may recover from a participant any compensation received from any award (whether or not settled) or cause a participant to forfeit any award (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

Old Pulmatrix Equity Plans

At the effective time of the merger with Pulmatrix Operating, we assumed Pulmatrix Operating’s 2013 Employee, Director and Consultant Equity Incentive Plan (the “Original 2013 Plan”) and Pulmatrix Operating’s 2003 Employee, Director, and Consultant Stock Plan (the “2003 Plan”) and terminated the Original 2013 Plan as to future awards. The 2003 Plan expired on August 1, 2013; however, awards previously granted and outstanding prior to that date continue to remain in full force and effect according to their respective terms. A total of 1,476 and 14,389 shares of our common stock may be delivered under options outstanding as of December 31, 2019 under the Original 2013 Plan and the 2003 Plan, respectively, however, no additional awards may be granted under the Original 2013 Plan or the 2003 Plan. The 2003 Plan and Original 2013 Plan are collectively referred to as the “Old Pulmatrix Equity Plans.”

2003 Plan and Original 2013 Plan

On August 1, 2003, Pulmatrix Operating adopted the 2003 Plan, which provided for awards of stock options and shares of Pulmatrix Operating common stock to certain employees, directors, and consultants who were selected for participation by the 2003 Plan’s administrator. The 2003 Plan expired on August 1, 2013; however, awards previously granted and outstanding prior to that date continued to remain in full force and effect according to their respective terms. As of April 20, 2020, 13,825 shares of our common stock may be issued pursuant to outstanding stock options under the 2003 Plan and no additional awards may be granted under the 2003 Plan.

On August 26, 2013, Pulmatrix Operating adopted the Original 2013 Plan, which provides for awards of stock options, stock grants, and other stock-based awards to certain employees, directors, and consultants who were selected for participation by the Original 2013 Plan’s administrator. Immediately prior to the adoption of the Incentive Plan, we terminated the Original 2013 Plan as to future awards. As of April 20, 2020, 1,476 shares of our common stock may be issued pursuant to outstanding stock options under the Original 2013 Plan and no additional awards may be granted under the Original 2013 Plan.

The Old Pulmatrix Equity Plans are administered by our compensation committee, which has been delegated to act on the Board’s behalf. The administrator has discretion to, among other things, interpret the Old Pulmatrix Equity Plans and make all rules and determinations necessary to administer the Old Pulmatrix Equity Plans, select those persons eligible to receive awards under the Old Pulmatrix Equity Plans, determine the number of shares of our stock subject to, and the terms and conditions of, awards under the Old Pulmatrix Equity Plans, amend outstanding awards and adopt any sub-plans applicable to residents of a specified jurisdiction in order to comply with or take advantage of such jurisdiction’s tax or other applicable laws.

Stock options granted under the Old Pulmatrix Equity Plans could either be “incentive stock options” within the meaning of Section 422 of the Code or “nonqualified stock options.” Incentive stock options may not have an exercise price per share of less than 100% (110% in the case of a participant who owns more than 10% of the combined voting power of Pulmatrix or an affiliate (a “10% Stockholder”)) of the fair market value of a share of our stock on the date of grant or a term longer than ten years (five years in the case of a 10% Stockholder). The exercise price per share of a nonqualified stock option granted under the Original 2013 Plan may not be less than 100% of the fair market value of a share of our stock on the date of grant, unless the option complies with Section 409A of the Code or is granted to a consultant to whom Section 409A of the Code does not apply. A stock grant awarded under the Old Pulmatrix Equity Plans will state the purchase price per share, if any, and may include the right for us to restrict or reacquire the shares covered by the award, subject to the terms and conditions of the applicable award agreement. Other stock-based awards permitted under the Original 2013 Plan include securities convertible into our stock, stock appreciation rights, phantom stock awards and stock units, and are intended to be exempt from or comply with Section 409A of the Code.

Participants in the Old Pulmatrix Equity Plans do not have any voting or other rights as a stockholder of Pulmatrix until the exercise of the award, payment of the aggregate exercise or purchase price, if any, and registration of the acquired shares in the participant’s name. Except as otherwise permitted by the administrator, awards granted under the Old Pulmatrix Equity Plans are transferable only by will or through the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant (or his or her legal representative).

Except as otherwise provided in an award agreement, if a participant’s employment with us or an affiliate is terminated for any reason, all unvested stock options granted under the Old Pulmatrix Equity Plans will expire and be forfeited and all stock grants and stock-based awards granted under the Old Pulmatrix Equity Plans that have not been accepted by the participant, and the purchase price, if any, not paid, shall terminate. If the participant’s employment with us or an affiliate is terminated for any reason other than by us for cause or due to the participant’s death or total and permanent disability, then vested stock options granted under the Old Pulmatrix Equity Plans remain exercisable for the duration of the term specified in the award agreement, which cannot exceed three months in the case of an incentive stock option, and all stock grants under the Old Pulmatrix Equity Plans that remain subject to forfeiture or our repurchase rights shall be cancelled or repurchased, as applicable. If the termination of employment is due to the participant’s death or total and permanent disability (or the participant dies or becomes disabled within three months of the participant’s termination of employment other than for cause), then outstanding, vested stock options granted under the Old Pulmatrix Equity Plans may be exercised for up to one year following the participant’s termination date and the forfeiture provisions of, or our repurchase rights in, outstanding stock grants under the Old Pulmatrix Equity Plans shall lapse, provided that, to the extent such forfeiture provisions or repurchase rights otherwise lapse over time, such provisions or rights shall lapse only as to the pro rata number of shares of stock subject to such provisions or rights, based on the number of days in the relevant time period prior to the date of death or total and permanent disability. If a participant’s employment with us or an affiliate is terminated for cause, or a participant subsequently commits an act constituting cause, then all outstanding, unexercised stock options granted under the Old Pulmatrix Equity Plans will be immediately forfeited and any shares of stock subject to any stock grant under the Old Pulmatrix Equity Plans, whether or not then subject to forfeiture or right of repurchase, shall be immediately subject to repurchase by us, with the repurchase price determined as provided in the 2003 Plan or the Original 2013 Plan, as applicable.

Pursuant to the Old Pulmatrix Equity Plans, all unexercised stock options and any stock grants or stock-based awards that have not been accepted by the participant, to the extent required by the applicable award agreement, will terminate immediately prior to our dissolution or liquidation. Unless otherwise determined by the administrator or specifically provided in the applicable award agreement, all outstanding stock-based awards shall immediately terminate upon our dissolution or liquidation.

In the event of a “Corporate Transaction” (as defined in the Old Pulmatrix Equity Plans), all outstanding stock options shall be (i) substituted, on an equitable basis, for stock options in the successor or acquiring entity, (ii) terminated, if not exercised by the participant upon receiving advance written notice that such options, to the extent exercisable or made exercisable at the discretion of the administrator, must be exercised by a specific date or (iii) terminated in exchange for payment of an amount equal to the consideration payable upon consummation of the Corporate Transaction for the number of shares covered by the stock options then exercisable or made exercisable at the discretion of the administrator, less the stock options’ aggregate exercise price. In the event of a Corporate Transaction, all outstanding stock grants shall either be (x) substituted for stock grants, with the same terms and conditions, but in securities of the successor or acquiring entity or (y) terminated in exchange for a payment of an amount equal to the consideration payable upon consummation of the Corporate Transaction for the number of shares covered by the stock grant that are no longer subject to any forfeiture or repurchase rights, whether by their terms or that were waived in the administrator’s discretion. In the event of a Corporate Transaction, the administrator or the Board of the successor or acquiring entity shall determine the specific adjustments to be made to any outstanding stock-based awards, which determination shall be conclusive.

The administrator or our stockholders may amend the Old Pulmatrix Equity Plans, provided that no such amendment shall adversely affect the rights of any participant without the participant’s consent.

Equity Compensation Plan Information

The following table provides information regarding the number of securities to be issued under the Incentive Plan and Old Pulmatrix Equity Plans, the weighted-average exercise price of options issued under the Incentive Plan and Old Pulmatrix Equity Plans and the number of securities remaining available for future issuance under the Incentive Plan and Old Pulmatrix Equity Plans, in each case as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders(1)	903,003	$11.98	3,121,545
Equity compensation plans not approved by security holders(2)	—	—	—

Total	903,003	$11.98	3,121,545

(1)	Represents shares available for issuance under the Incentive Plan.
(2)

Excludes 15,865 shares of our common stock issuable upon outstanding options granted under equity compensation plans granted under the Original 2013 Plan and the 2003 plan. No additional awards may be issued under the Original 2013 Plan nor the 2003 Plan. As of December 31, 2019, there were 1,476 options with a weighted average exercise price of $18.49 per share outstanding pursuant to the Original 2013 Plan. As of December 31, 2019, there were 14,389 options with a weighted average exercise price of $21.96 per share outstanding pursuant to the 2003 Plan.

(3)

The number of authorized shares under the Incentive Plan is subject to annual increases based upon an “evergreen” provision, which allows for an annual increase in the number of shares of our common stock available for issuance under the plan on the first day of each fiscal year beginning in calendar year 2016.

Pursuant to the “evergreen” provision currently in effect, the annual increase in the number of shares shall be equal to five percent (5%) of the number of shares of our common stock outstanding as of such date, except that pursuant to the shareholder vote at the last annual meeting held on September 6, 2019, which increased the shares reserved for issuance under the Incentive Plan, no additional shares were reserved for the 2020 calendar year as “evergreen” increase pursuant Section 3(b) of the Incentive Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each fiscal year, the Audit Committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the Audit Committee meets with management and independent public accountants at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent public accountants. Together with senior members of the Company’s financial management team, the Audit Committee reviewed the overall audit scope and plans of the independent public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. Marcum LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2019, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Marcum LLP.

The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC including a discussion with management and the independent public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the Audit Committee reviewed and discussed with Marcum LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from Marcum LLP to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communication with the Audit Committee concerning independence. The Audit Committee concluded that Marcum LLP is independent from the Company and its management.

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements be included in Pulmatrix’s Annual Report on Form 10-K for fiscal year 2019, that was filed with the SEC.

AUDIT COMMITTEE

Michael J. Higgins, Chairman

Richard Batycky, Ph.D.

Amit D. Munshi

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Marcum LLP for professional services rendered in the years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees	$196,149	$185,018
Audit-Related Fees	84,932	75,576
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$281,081	$260,594

Audit Fees. This category includes the audit of our annual consolidated financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consents regarding equity issuances.

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.

All Other Fees. This category includes aggregate fees billed in each of the last two fiscal years for products and services provided by the Marcum LLP, other than the services reported in the categories above.

Pre-Approval Policies and Procedures

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by Marcum LLP in 2019 were pre-approved by the Audit Committee.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2020 FISCAL YEAR

The Audit Committee of the Board has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and the Board has directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Marcum LLP. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares present cast for or against the proposal is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion. Abstentions will have no effect on the outcome of the vote on this proposal.

The Board recommends that you vote “FOR” the ratification of Marcum LLP as our independent registered public accounting firm for the 2020 fiscal year.

Marcum LLP Representatives at Annual Meeting

We expect that representatives of Marcum LLP will be present telephonically at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the Annual Meeting.

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. The Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act (which was put in place by the Dodd-Frank Act) and gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this vote is an advisory vote, this proposal is not binding upon the Company, our Board or the compensation committee; however, the compensation committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will review the voting results. To the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address these concerns.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative discussion in this Prosy Statement, is hereby APPROVED.”

As required by the Dodd-Frank Act, this vote does not overrule any decisions by our Board, will not create or imply any change to or any additional fiduciary duties of the Board.

As further described in Proposal 4, the Board is asking the Company’s stockholder to vote at the Annual Meeting on a proposal regarding the frequency of the vote on future say-on-pay proposals as required by Section 14A. Subject to adoption by the Board of a different frequency for an advisory vote on executive compensation in accordance with the recommendation of the Company’s stockholders pursuant to Proposal 4 or otherwise, we currently expects to hold future advisory votes on executive compensation every three years, and the next “say-on-pay” vote is expected to occur at the annual meeting of our stockholders in 2023. As required by Section 14A, we are asking the stockholders to vote on the frequency of votes for approval of executive compensation under Proposal 4.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares present cast for or against the proposal is required for approval of, on an advisory basis, the executive compensation. This is a non-binding advisory vote. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may not vote your shares at its discretion. Abstentions will have no effect on the outcome of the vote on this proposal.

The Board recommends that you vote “FOR” the advisory vote on executive compensation disclosed in this Proxy Statement, including the compensation tables and the related narrative disclosure.

PROPOSAL 4: APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION TO BE PAID TO OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. In determining to recommend that stockholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Corporate Governance—Communications with the Directors” in this Proxy Statement for information about communicating with the Board.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board, will not create or imply any change to or any additional fiduciary duties of the Board.

Required Vote and Board Recommendation

For the advisory vote on how frequently our stockholders should vote on the compensation of our named executive officers, the number of years (1, 2 or 3) that receives the highest number of votes will be deemed to be preferred by our stockholders. This is a non-binding advisory vote. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may not vote your shares at its discretion. Abstentions will have no effect on the outcome of the vote on this proposal.

The Board recommends that you vote “FOR” the option of “every three years” for future advisory votes on executive compensation.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our next annual meeting of stockholders (the “2021 Annual Meeting”) and who wishes the proposal to be included in the proxy statement and form of proxy for that meeting must submit the proposal in writing no later than December 30, 2020, after which date such stockholder proposal will be considered untimely. Such proposal must be submitted on or before the close of business to our corporate offices at 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421, Attn: Secretary.

Stockholders wishing to nominate a director or submit proposals to be presented directly at the 2021 Annual Meeting instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Bylaws concerning stockholder nominations and proposals. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by our Secretary in writing at our corporate offices at 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421 no earlier than February 17, 2021 and no later than the close of business on March 19, 2021. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions in the Bylaws, subject to applicable rules of the SEC.

A copy of our 2019 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Pulmatrix, Inc., Attention: Investor Relations, 99 Hayden Avenue, Suite 390, Lexington, Massachusetts 02421.

ANNUAL MEETING OF PULMATRIX, INC.

Date:	Wednesday, June 17, 2020
Time:	11:30 A.M. (Eastern Time)
Place:	99 Hayden Avenue, Suite 390, Lexington Massachusetts 02421

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1; FOR proposal 2; FOR proposal 3; FOR three years in proposal 4.

1:	Election of two directors to serve as Class III directors on our Board of Directors to serve until our 2023 Annual Meeting of Stockholders or until successors have been duly elected and qualified.
Nominees:
01 Michael J. Higgins
02 Mark Iwicki

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐
		For	Against	Abstain
3:	Approval, on an advisory basis, of the compensation paid to our named executive officers.	☐	☐	☐
		One Year	Two Years	Three Years	Abstain
4:	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers.	☐	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Pulmatrix, Inc.

to be held on Wednesday, June 17, 2020

for Holders as of April 20, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/PULM	866-243-5096

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instruction Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.vm
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Teofilo David Raad and Michelle S Siegert, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Pulmatrix, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3 AND FOR THREE YEARS IN ITEM 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

PROXY TABULATOR FOR PULMATRIX, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

  Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy for Annual Meeting of Stockholders to be held

on Wednesday, June 17, 2020

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.

The Stockholder signing on the reverse side (the “undersigned”), having received the Annual Report and Proxy Statement, hereby appoint(s) Teofilo David Raad and Michelle S Siegert, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Pulmatrix, Inc. (the “Company”) to be held on Wednesday, June 17, 2020, and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director in Proposal 1, FOR Proposals 2 and 3 and FOR three years in Proposal 4.